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                                                                   Exhibit 99(a)
                                                                   -------------

                             DISTRIBUTION AGREEMENT
                             ----------------------

                  THIS DISTRIBUTION AGREEMENT is dated as of December 1, 1997 ("Agreement") and among THE GORMAN-RUPP COMPANY, an Ohio corporation ("Gorman-Rupp"), BANK ONE TRUST COMPANY, N.A., MANSFIELD, OHIO, as trustee of the James C. Gorman, Sr. Trust dated December 29, 1952 (the "JCG Trust"), and BANK ONE TRUST COMPANY, N.A., COLUMBUS, OHIO, as trustee of The Gorman-Rupp Company Individual Profit Sharing Retirement Plan (the "Profit Sharing Trustee").

                                    Recitals
                                    --------

                  A. Bank One Trust Company, N.A., Mansfield, Ohio, as trustee of the JCG Trust (the "Selling Shareholder"), is a holder of record of Gorman-Rupp Common Shares, without par value ("Shares").

                  B. The Selling Shareholder plans to sell not in excess of 100,000 Shares (the "Registered Shares") in the three years immediately following the Effective Date (as defined in Section 3(a) of this Agreement).

                  C. Pursuant to the Judgment of the Common Pleas Court of Richland County, Ohio entered on February 1, 1971, the Selling Shareholder has the authority to sell the Registered Shares irrespective of any restriction contained in Article II, Paragraph A of the agreement creating the JCG Trust.

                  D. The Profit Sharing Trustee (the "Fiduciary") has occasion, from time to time, to acquire varying amounts of Shares in order to fulfill its obligations under The Gorman-Rupp Company Individual Profit Sharing Retirement Plan (the "Plan").

                  E. The Fiduciary desires to purchase from the Selling Shareholder, and the Selling Shareholder desires to sell to the Fiduciary, all or a portion of the Registered Shares.
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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants hereinafter set forth, on the basis of the representations and warranties contained herein, and as an inducement to Gorman-Rupp to effect the registration and qualification of the Registered Shares under applicable law, the parties hereto hereby agree as follows:

                  1. SALES OF REGISTERED SHARES TO THE FIDUCIARY. (a) (i) From the Effective Date until the same day of the eleventh month following the Effective Date, (ii) from the first anniversary of the Effective Date until the same day of the eleventh month following such anniversary, and (iii) from the second anniversary of the Effective Date until the same day of the eleventh month following such anniversary, the Selling Shareholder agrees, to the extent there are Registered Shares remaining in the Annual Share Allotment (as defined in Section 1(c) below), or to the extent that the Selling Shareholder determines to allocate Registered Shares from the subsequent year's Annual Share Allotment if no such Registered Shares are remaining, to sell to the Fiduciary that number of Registered Shares which the Fiduciary may from time to time request for a per Share purchase price equal to the average of the mean between the high and low sales prices of Shares on the American Stock Exchange on the nearest trading dates before and after the date of sale. No brokerage fee or commission shall be paid by or to any party in connection with any sale of Registered Shares pursuant to this Section 1(a).

                  (b) The Fiduciary agrees that, except as may be otherwise required under applicable law, for so long as this Agreement remains in effect, to the extent it seeks to acquire Shares, it shall attempt to purchase Registered Shares from the Selling Shareholder before

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attempting to purchase Shares from any other person or entity; provided, however, except as expressly provided herein, nothing in this Agreement is intended or shall be construed to require the Fiduciary to purchase Registered Shares.

                  (c) The "Annual Share Allotment" from the Effective Date until the end of the day preceding the first anniversary of the Effective Date shall mean 33,333 Registered Shares, and from the first anniversary of the Effective Date until the end of the day preceding the second anniversary of the Effective Date shall mean 33,333 Registered Shares (plus any Registered Shares from the Annual Share Allotment for the prior year which were not sold pursuant to this Agreement), and from the second anniversary of the Effective Date until the end of the day preceding the third anniversary of the Effective Date shall mean 33,334 Registered Shares (plus any Registered Shares from the Annual Share Allotment for the prior year which were not sold pursuant to this Agreement); provided, however, that the number of Registered Shares set forth above may be increased or decreased as provided in Section 11 hereof.

                  2. SALES OF REGISTERED SHARES TO THIRD PARTIES. (a) From the day following the last day of the period described in any of clauses (i), (ii) or (iii) of Section 1(a) hereof until the day preceding the next anniversary of the Effective Date, the Selling Shareholder may sell any Registered Shares remaining in the Annual Share Allotment to any person or entity; provided, however, no sales shall be made under this Section 2 unless, upon inquiry of the Selling Shareholder, the Fiduciary has advised the Selling Shareholder not less than two business days prior to any proposed sale that the Fiduciary does not anticipate purchasing any Registered Shares prior to the next anniversary of the Effective Date. If the Fiduciary advises the Selling Shareholder in response to an inquiry pursuant to the preceding sentence that it anticipates purchasing Registered Shares prior to the next

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anniversary of the Effective Date, the Fiduciary shall estimate the number of
Registered Shares that it anticipates purchasing, which number of Registered Shares shall be reserved from the Registered Shares remaining in the Annual Share Allotment for that year and, unless included in the Annual Share Allotment for the following year, such Registered Shares shall not be available for sale to a third party pursuant to this Section 2.

                  3. REGISTRATION STATEMENT. (a) Gorman-Rupp shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3, or other appropriate form under the Securities Act of 1933 (the "Act"), in respect of the Registered Shares. Gorman-Rupp shall use all reasonable efforts to cause such registration statement (the "Registration Statement") to become effective and will advise the Selling Shareholder and the Fiduciary when it has become effective. Gorman-Rupp shall also advise the Selling Shareholder and the Fiduciary promptly of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and Gorman-Rupp shall use all reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. Gorman-Rupp shall use all reasonable efforts to comply with the Act and the Securities Exchange Act of 1934 (the "Exchange Act") so as to permit the continuance of sales of and dealing in the Registered Shares for a period of three years following the day the Registration Statement first becomes effective (the "Effective Date"). Gorman-Rupp shall furnish to


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the Selling Shareholder and the Fiduciary a copy of the Registration Statement and all amendments and supplements thereto, any preliminary and the final prospectus contained therein (the "Prospectus") and all amendments and supplements thereto, in each case as soon as available.

                  (b) Gorman-Rupp shall pay or cause to be paid all costs and expenses incurred in connection with the transactions contemplated by this
Section 3, including, without limitation, fees and disbursements of counsel (but excluding any fees and disbursements of counsel for the Selling Shareholder or for the Fiduciary); costs and expenses in connection with the preparation, printing and delivery of the Registration Statement, the Prospectus and the certificates for the Registered Shares; fees and expenses of the transfer agent and registrar for the Shares; accounting fees and disbursements; and any transfer taxes on any sales of Registered Shares.

                  (c) In connection with the distribution of the Prospectus, and all amendments and supplements thereto to all participants in the Plan, Gorman-Rupp shall deliver the appropriate number of copies of the Prospectus, and all amendments or supplements thereto, to the Fiduciary as soon as available.

                  4. REPRESENTATIONS AND WARRANTIES OF GORMAN-RUPP. Gorman-Rupp represents and warrants to the Selling Shareholder and to the Fiduciary that it has full legal right, power and authority to enter into this Agreement, that this Agreement has been duly authorized, executed and delivered by Gorman-Rupp and, that when duly executed and delivered by each of the other parties hereto, this Agreement will constitute a valid and binding obligation of Gorman-Rupp.
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                  5.  REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER.
The Selling Shareholder represents and warrants to Gorman- Rupp and to the Fiduciary that:

                  (a) The Selling Shareholder has full legal right, power and authority to enter into this Agreement and to sell the Registered Shares to be sold pursuant to this Agreement.

                  (b) Upon delivery of the consideration for any Registered Shares, the purchaser acquiring the Registered Shares pursuant to this Agreement will acquire good and marketable title to such Registered Shares, free and clear of any lien, pledge, equity, restriction, claim or encumbrance.

                  (c) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder and, when duly executed and delivered by each of the other parties hereto, this Agreement will constitute a valid and binding obligation of the Selling Shareholder.

                  (d) All information furnished to Gorman-Rupp by the Selling Shareholder for use in the preparation of the Registration Statement and the Prospectus, and all amendments and supplements thereto, is, and will be at the Effective Date or as of the date of any amendment or supplement, as the case may be, true, correct and complete in all material respects, and will include all material facts required to be stated therein or necessary to make the statements therein not misleading.

                  6. REPRESENTATIONS AND WARRANTIES OF THE FIDUCIARY. The Fiduciary represents and warrants to Gorman-Rupp and the Selling Shareholder that it has full legal right, power and authority to enter into this Agreement, that this Agreement has been duly authorized, executed and delivered by the Fiduciary and, that when duly executed and

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delivered by each of the other parties hereto, this Agreement will constitute a valid and binding obligation of the Fiduciary.

                  7. INDEMNIFICATION. (a) Gorman-Rupp shall indemnify and hold harmless the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act, jointly and severally, against any and all loss, cost, damage or expense (including attorneys' and experts' fees) to which such person may become subject insofar as such loss, cost, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or any amendments or supplements thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such loss, cost, damage or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in the Registration Statement or Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to Gorman-Rupp by the Selling Shareholder specifically for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

                  (b) The Selling Shareholder shall indemnify and hold harmless Gorman-Rupp and each person who controls Gorman-Rupp within the meaning of
Section 15 of the Act, jointly and severally, against any and all loss, cost, damage or expense (including attorneys' and experts' fees) to which such person may become subject insofar as such loss, cost, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in

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the Registration Statement or Prospectus, or any amendments or supplements thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent such loss, cost, damage or expense arises out of or is based upon information furnished by the Selling Shareholder to Gorman-Rupp specifically for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto; or (ii) any violation or alleged violation of any statute, rule, regulation or order (whether judicial or otherwise) arising out of or based upon any sale of Registered Shares pursuant to Section 2 of this Agreement.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnification may be sought pursuant to this Section 7, any person seeking such indemnification (the "Claimant") shall promptly notify the person against whom such indemnity is sought (the "Indemnitor") in writing. Upon request of the Claimant, the Indemnitor shall retain counsel reasonably satisfactory to the Claimant to represent the Claimant. In any such proceeding, the Claimant shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the Claimant's expense unless (i) the Claimant and the Indemnitor shall have mutually agreed to the retention of such counsel, or (ii) the named parties to such proceeding (including any impleaded parties) include both the Claimant and the Indemnitor and the actual or potential differing interest between them makes the representation of both parties by the same counsel inappropriate. It is understood that an Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable to

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provide more than one separate counsel for all Claimants in such proceedings.

                  8. COVENANT OF THE SELLING SHAREHOLDER. From the Effective Date until the earlier of the termination of this Agreement pursuant to Section 10 or the third anniversary of the Effective Date, the Selling Shareholder shall not sell any Registered Shares except pursuant to this Agreement.

                  9. COVENANT OF THE FIDUCIARY. The Fiduciary shall furnish a copy of the Prospectus, and all amendments and supplements thereto, received by it from Gorman-Rupp to all participants in the Plan as promptly as possible.

                  10. TERMINATION AND AMENDMENT. This Agreement may be terminated (i) by the Selling Shareholder upon the death of Jean Bates (the income beneficiary under the JCG Trust), or (ii) at any time by the written agreement of Gorman-Rupp and the Selling Shareholder; and upon any such termination, no party hereto shall have any further obligation to comply with the terms and provisions of this Agreement. This Agreement may only be amended by the unanimous written consent of the parties hereto. Each party agrees that it shall not withhold its consent to any amendment to this Agreement which amendment cannot reasonably be construed to affect the rights or obligations of such party hereunder.

                  11. PROTECTION AGAINST DILUTION. In case of a dividend payable in Shares or the recapitalization of Gorman-Rupp through a split of outstanding Shares or a combination of such outstanding Shares into a lesser number, any number of Registered Shares provided for in this Agreement shall be adjusted so that the new number when divided by the number of outstanding Shares immediately following such event equals the quotient of the number provided in this Agreement (after any prior


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adjustments pursuant to this Section 11) divided by the number of Shares outstanding immediately prior to such event.

                  12. SURVIVAL. The respective covenants, representations and warranties of the parties contained in this Agreement shall survive delivery of and payment for the Registered Shares and any termination of this Agreement.

                  13. NOTICES. All communications under this Agreement shall be in writing and shall be effective when sent to each party at the address set forth beneath its signature or, if any party has designated a different address by notice to the others, then to the last address so designated.

                  14. SUCCESSORS; GOVERNING LAW. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors. This Agreement and its provisions are for the sole benefit of only such parties, except that (a) the covenants and indemnity of Gorman-Rupp contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the JCG Trust within the meaning of Section 15 of the Act, and (b) the covenants and indemnity of the Selling Shareholder shall also be deemed to be for the benefit of Gorman-Rupp, the directors and officers of Gorman-Rupp who sign the Registration Statement and any person controlling Gorman-Rupp within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                        THE GORMAN-RUPP COMPANY

                                        By: /s/ROBERT E. KIRKENDALL
                                           ---------------------------------
                                           Corporate Secretary

                                        Address:   305 Bowman Street
                                                   Mansfield, Ohio 44903

                                        BANK ONE TRUST COMPANY, N.A.,
                                        MANSFIELD, OHIO, AS TRUSTEE of the
                                        James C. Gorman, Sr. Trust dated
                                        December 29, 1952

                                        By: /s/DAVID J. STRUB
                                         ---------------------------------
                                            Vice President

                                        Address:   28 Park Avenue West
                                                   Mansfield, Ohio 44902

                                        BANK ONE TRUST COMPANY, N.A., COLUMBUS,
                                        OHIO, AS TRUSTEE of The Gorman-Rupp
                                        Company Individual Profit Sharing
                                        Retirement Plan

                                        By: /s/JAI R. KOALCEN
                                         ---------------------------------
                                          Vice President

                                        Address:   100 East Broad Street
                                                   Columbus, Ohio 43271-0191